Hayward Holdings, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2022

1.Introduction and Company Overview

Hayward Holdings, Inc. (the “Company,” “Hayward,” “we,” “us” or “our”) has filed this Conflict Minerals Report as an exhibit to its Form SD as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Conflict Minerals Rule”).

The Conflict Minerals Rule imposes reporting obligations on public companies, including Hayward, whose manufactured final products contain one or more “conflict minerals” that are necessary to the functionality or production of those products. For purposes of the Rule and the related disclosures, the term “conflict minerals” is defined to include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold.

Hayward uses conflict minerals in some of our products and is therefore required to perform a reasonable country of origin inquiry into the sources of necessary conflict minerals in our products and disclose the results of such diligence. The design of our due diligence, survey of our suppliers and related results for the reporting period from January 1, 2022 through December 31, 2022 (the “Reporting Period”) are described below.

2.Company Overview

Hayward is an industry-leading global designer, manufacturer and marketer of a broad portfolio of pool equipment and associated automation systems. We offer a wide range of pool equipment, including single and high efficiency variable speed pumps, filters, robotic, suction and pressure cleaners, high efficiency gas heaters and heat pumps, LED illumination solutions, water features and landscape lighting, water sanitizers, salt chlorine generators, safety equipment and in-floor automated cleaning systems.

We maintain longstanding relationships with approximately 700 suppliers. We mainly purchase assembled components such as motors, metal parts, cables and extrusions from our suppliers. We also purchase raw materials, such as resins (ABS, PP, HDPE, PVC), metals (copper, steel, aluminum, titanium, ruthenium) and liner board (packaging).

For additional information about our business, including our business segments, products and services, customers, suppliers, and sales channels, refer to Hayward’s Annual Report on Form 10-K.

3.Conflict Minerals Compliance Process

a.Compliance Framework Overview

Hayward utilized the Organization for Economic Co-operation and Development (“OECD”) OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition to frame our conflict minerals compliance process.

b.Reasonable Country of Origin Inquiry

After a review of our business, Hayward determined that conflict minerals may be contained in certain of our products manufactured or contracted for manufacture during the Reporting Period. Because of this determination, we conducted in good faith a reasonable country of origin inquiry regarding those minerals, which was reasonably designed to determine whether any of the conflict minerals in our products originated in the Democratic Republic of the Congo (“DRC”) or any adjoining country (each adjoining country or the DRC, a “Covered Country”).

We identified certain suppliers that potentially supplied us with products that had the potential to contain conflict minerals and asked those suppliers to complete the Conflict Minerals Reporting Template (“CMRT”), the industry standard reporting tool created by the Responsible Minerals Initiative (“RMI”). Based on the responses received, we determined that certain of our products contained conflict minerals that may have originated in a Covered Country. Accordingly, we performed the following due diligence to determine the source of these necessary conflict minerals.

c.Due Diligence Performed

Hayward performed the due diligence measures presented below, which align with the five-step framework established by the OECD.

i.Establish Strong Company Management Systems

Hayward has taken steps to develop strong company management systems pertaining to the use of conflict minerals in our products and supply chain. We adopted a policy related to our sourcing of conflict minerals, which is available to the public on our Investor Relations website, along with related ESG policies, at https://investor.hayward.com/resources/ESG-Policies/default.aspx. Additionally, we developed a cross-functional team to set Hayward’s conflict minerals strategy, enable timely implementation, and execute the due diligence program. Our supply chain department has primary responsibility for program execution, with support by the financial reporting and legal departments. Senior management was briefed regularly about our due diligence efforts and findings along with the Audit Committee of our Board of Directors.

We also partnered with a team of dedicated program specialists through our third-party service provider, Source Intelligence. Due to its position in the supply chain, Hayward does not have a direct relationship with conflict mineral smelters and refiners. We rely on the information provided by our suppliers, through the CMRT, to Source Intelligence, to understand the sourcing and use of conflict minerals in our products.

Both employees and suppliers can report violations of our Business Ethics and Code of Conduct or our Supplier Code of Conduct through the anonymous, confidential whistleblower hotline, which is available 24/7.

ii.Identify and Assess Risks in the Supply Chain

Hayward is a downstream user of conflict minerals, so there are many third-parties between the mines or locations where the conflict minerals originate and the manufacturers that provide us with components used in our products. Hayward identified 504 suppliers as in scope for conflict mineral regulatory purposes. In partnership with Source Intelligence, these suppliers were contacted as part of the reasonable country of inquiry process. Additional solicitation requests, including in languages other than English for our international partners, were sent to suppliers that did not respond or provide sufficient information. These suppliers were also escalated with the supply chain management team.

Hayward’s conflict mineral due diligence inquiry ended with a response rate of 69%, with 348 suppliers responding with a CMRT version 6.22. An additional 20 suppliers responded by providing their company’s conflict minerals statement but were unable to give details of the smelters or refiners used.

Supplier responses were evaluated for plausibility, consistency, and gaps. Source Intelligence maintains a smelter and refiner database that contains known metal processors, known exclusive recyclers, the mine country of origin, and conflict-free certification status. Source Intelligence reviews the data submitted by suppliers via CMRTs and compared it against its existing database. Supplier responses listing entities that were not verified smelters and refiners were flagged and suppliers were asked for further clarification. Smelters and refiners were each assigned a risk level based on whether (1) it has an indication of sourcing from a Covered Country or (2) it is physically located within the DRC.

iii.Design and Implement a Strategy to Respond to Identified Risks

Hayward’s conflict minerals team escalated its review of suppliers who used high risk smelters and refiners to the supply chain management, including the Chief Supply Chain Officer. As part of the Company’s risk management plan, and enable its suppliers to understand the Company’s expectations, Hayward asked the following of these suppliers:
●What steps have you taken to ensure the proceeds are not funding violence?
●Have you requested the smelter become certified conflict-free?
●Are you attempting to remove this smelter from your suppliers?
●Would you be able to complete a part-level CMRT, confirming these smelters are not used in creating the parts and products we purchase if we provided you with a list of part numbers?

The responses from suppliers were reviewed and where possible, part-level CMRT requests were submitted.

iv.Independent Third-Party Audit

Additional guidance provided by the SEC related to the Conflict Minerals Rule clarifies that only companies who elect to claim their products are “Conflict Free” are subject to an independent private sector audit. Hayward is not making this claim based on the responses we received from our suppliers. Consequently, this report was not audited.

v.Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our conflict mineral supply chain due diligence and is available on our website at https://www.investor.hayward.com, under SEC Filings and is filed with the SEC.

4.Results of Review

Of the responding 348 suppliers, 66% indicated one or more conflict minerals as necessary to the functionality or production of the products they supply to Hayward. We identified 336 verified smelters and refiners present in our supply chain for the calendar year ending December 31, 2022. A total of 50 smelters and refiners have an indication of Covered Country sourcing. Additionally, two smelters and refiners were physically located within the DRC.

Attached as Annex I to this Conflict Minerals Report is a list of all the smelters and refiners listed by our suppliers in their completed CMRT Forms that appear on the list of smelters maintained by the RMI. Based on the information provided by the Company’s suppliers, smelters and refiners, as well as from the RMI and other sources, Hayward believes the countries of origin of the conflict minerals contained in the products Hayward uses include the countries listed in Annex II to this Conflict Minerals Report, as well as recycled and scrap sources.

After following up with the relevant suppliers, to the best of its ability, Hayward identified the following seven valid smelters and refiners in its supply chain as having an indication of Covered Country sourcing, or being physically located within the DRC, but not certified conflict free.

●African Gold Refinery CID003185
●Hydrometallurg, JSC CID002649
●Prioksky Plant of Non-Ferrous Metals CID001386
●PT Bangka Tin Industry CID001419
●PT Timah Nusantara CID001486
●PT Tinindo Inter Nusa CID001490
●Samduck Precious Metals CID001555
●VQB Mineral and Trading Group JSC CID002015

5.Expected Future Actions

In compliance with the Conflict Minerals Rule, we have taken, and intend to take, additional steps to mitigate the risk that conflict minerals contained in our products could benefit armed groups in the DRC. These include engaging in further dialogue with our suppliers, undertaking to improve our responsive rate to the supplier survey, identifying potential areas of risk, and seeking products and components that comply with our Conflict Minerals Policy.

ANNEX I
List of All Smelters and Refiners

Metal	Official Smelter Name	Smelter Country	RMI Smelter ID	Conflict-Free Certifications[1]
Gold	L’Orfebre S.A.	Andorra	CID002762	RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	LBMA, RMAP
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	RJC, RMAP
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	LBMA, RMAP
Gold	Industrial Refining Company	Belgium	CID002587
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	LBMA, RMAP
Gold	Marsam Metals	Brazil	CID002606
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	LBMA, RMAP
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	LBMA, RMAP
Gold	Royal Canadian Mint	Canada	CID001534	LBMA, RMAP
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	RMAP
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	LBMA
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	LBMA, RJC, RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	LBMA, RMAP
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	LBMA, RMAP
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	RJC, RMAP
1 Hayward acknowledges three different conflict-free certifications.
●Responsible Minerals Assurance Process: Responsible Minerals Initiative (RMI)
●RMAP: The smelter has an active certification or is in the process of renewing their certification.
●RMAP-Progressing: The smelter has been identified and has committed to obtaining certification within an agreed upon timeframe.
●RMAP-Active: The smelter is actively moving through the certification process.
●Responsible Gold Certificate: London Bullion Market Association (LBMA)
●LBMA: The smelter has obtained a Responsible Gold Certification.
●Chain of Custody Certificate: Responsible Jewelry Council (RJC)
●RJC: The smelter has obtained a Chain-of-Custody Certification.

Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	LBMA, RJC, RMAP
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	LBMA, RMAP
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	LBMA, RMAP
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	LBMA
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	LBMA, RMAP
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	LBMA, RMAP
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Dongwu Gold Group	China	CID003663
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	RMAP - Active
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	RMAP - Active
Gold	Gold by Gold Colombia	Colombia	CID003641	RMAP
Gold	SAFINA A.S.	Czech Republic	CID002290	RMAP
Gold	SAAMP	France	CID002761	RJC, RMAP
Gold	WEEEREFINING	France	CID003615	RMAP - Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035	LBMA, RJC, RMAP
Gold	Aurubis AG	Germany	CID000113	LBMA, RMAP
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	LBMA, RJC, RMAP
Gold	Heimerle + Meule GmbH	Germany	CID000694	LBMA, RMAP
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711	RMAP
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	RMAP
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	LBMA, RMAP
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	RMAP - Active
Gold	Sai Refinery	India	CID002853
Gold	Bangalore Refinery	India	CID002863	RMAP
Gold	JALAN & Company	India	CID002893
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Gold	Augmont Enterprises Private Limited	India	CID003461	RMAP - Active
Gold	Kundan Care Products Ltd.	India	CID003463

Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	MD Overseas	India	CID003548
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	LBMA, RMAP
Gold	Chimet S.p.A.	Italy	CID000233	LBMA, RMAP
Gold	T.C.A S.p.A	Italy	CID002580	LBMA, RMAP
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765	RJC, RMAP
Gold	Safimet S.p.A	Italy	CID002973
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	RMAP
Gold	Asahi Pretec Corp.	Japan	CID000082	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	RMAP
Gold	Chugai Mining	Japan	CID000264	RMAP
Gold	Dowa	Japan	CID000401	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	RMAP
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	LBMA, RMAP
Gold	Japan Mint	Japan	CID000823	LBMA, RMAP
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	LBMA, RMAP
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	RMAP
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	LBMA, RMAP
Gold	Mitsubishi Materials Corporation	Japan	CID001188	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	LBMA, RMAP
Gold	Nihon Material Co., Ltd.	Japan	CID001259	LBMA, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	RMAP
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	LBMA, RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	LBMA, RMAP
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	LBMA, RMAP
Gold	Yamakin Co., Ltd.	Japan	CID002100	RMAP
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	RMAP
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957	LBMA, RMAP
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	RMAP
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359	RMAP
Gold	LT Metal Ltd.	Korea, Republic of	CID000689	RMAP
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078	LBMA, RMAP
Gold	Samduck Precious Metals	Korea, Republic of	CID001555
Gold	SAMWON METALS Corp.	Korea, Republic of	CID001562
Gold	Torecom	Korea, Republic of	CID001955	RMAP
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605	RMAP
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918	RMAP

Gold	NH Recytech Company	Korea, Republic of	CID003189	RMAP
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	Caridad	Mexico	CID000180
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	LBMA, RMAP
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	RMAP
Gold	Morris and Watson	New Zealand	CID002282
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	RMAP
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L’azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	LBMA, RJC, RMAP
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	LBMA, RMAP
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	RMAP
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	LBMA, RMAP
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Boliden AB	Sweden	CID000157	LBMA, RMAP
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	LBMA, RMAP
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Metalor Technologies S.A.	Switzerland	CID001153	LBMA, RJC, RMAP
Gold	PAMP S.A.	Switzerland	CID001352	LBMA, RMAP
Gold	PX Precinox S.A.	Switzerland	CID001498	LBMA, RMAP
Gold	Valcambi S.A.	Switzerland	CID002003	LBMA, RJC, RMAP
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761	LBMA, RMAP
Gold	Super Dragon Technology Co., Ltd.	Taiwan	CID001810
Gold	Singway Technology Co., Ltd.	Taiwan	CID002516

Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Istanbul Gold Refinery	Turkey	CID000814	LBMA, RMAP
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	LBMA, RMAP
Gold	African Gold Refinery	Uganda	CID003185
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	RMAP
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	RMAP
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	Advanced Chemical Company	United States	CID000015	RMAP
Gold	Asahi Refining USA Inc.	United States	CID000920	LBMA, RMAP
Gold	Kennecott Utah Copper LLC	United States	CID000969	LBMA, RMAP
Gold	Materion	United States	CID001113	RMAP
Gold	Metalor USA Refining Corporation	United States	CID001157	LBMA, RJC, RMAP
Gold	Sabin Metal Corp.	United States	CID001546
Gold	United Precious Metal Refining, Inc.	United States	CID001993	RMAP
Gold	Geib Refining Corporation	United States	CID002459	RMAP
Gold	Abington Reldan Metals, LLC	United States	CID002708	RMAP
Gold	Pease & Curren	United States	CID002872
Gold	QG Refining, LLC	United States	CID003324
Gold	Alexy Metals	United States	CID003500	RMAP - Active
Gold	Metallix Refining Inc.	United States	CID003557
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	LBMA, RMAP
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	RMAP
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Tantalum	AMG Brasil	Brazil	CID001076	RMAP
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	RMAP
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	RMAP
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	RMAP
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	RMAP

Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	CID002508	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	RMAP
Tantalum	NPM Silmet AS	Estonia	CID001200	RMAP
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	TANIOBIS GmbH	Germany	CID002545	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	RMAP
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001192	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID001869	RMAP
Tantalum	Global Advanced Metals Aizu	Japan	CID002549	RMAP
Tantalum	Ulba Metallurgical Plant JSC	Japan	CID002558	RMAP
Tantalum	KEMET de Mexico	Kazakhstan	CID001969	RMAP
Tantalum	Solikamsk Magnesium Works OAO	Mexico	CID002539	RMAP
Tantalum	TANIOBIS Co., Ltd.	Russian Federation	CID001769
Tantalum	QuantumClean	Thailand	CID002544	RMAP
Tantalum	Telex Metals	United States	CID001508	RMAP
Tantalum	D Block Metals, LLC	United States	CID001891	RMAP
Tantalum	H.C. Starck Inc.	United States	CID002504	RMAP
Tantalum	Global Advanced Metals Boyertown	United States	CID002548	RMAP
Tantalum	Metallo Belgium N.V.	United States	CID002557	RMAP
Tin	EM Vinto	Belgium	CID002773	RMAP
Tin	Operaciones Metalurgicas S.A.	Bolivia	CID000438	RMAP
Tin	Estanho de Rondonia S.A.	Bolivia	CID001337	RMAP
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID000448	RMAP
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID001173	RMAP
Tin	Melt Metais e Ligas S.A.	Brazil	CID002036	RMAP
Tin	Super Ligas	Brazil	CID002468	RMAP
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID002500	RMAP - Active
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID002706	RMAP
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Brazil	CID002756	RMAP - Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Brazil	CID003486	RMAP
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Brazil	CID003582	RMAP
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000228	RMAP
Tin	China Tin Group Co., Ltd.	China	CID000538	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID000555
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID000942
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID001070	RMAP
Tin	Yunnan Tin Company Limited	China	CID001231	RMAP
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID001908	RMAP - Active

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID002158	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID002180	RMAP
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003116	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003190	RMAP
Tin	Precious Minerals and Smelting Limited	China	CID003356
Tin	PT Aries Kencana Sejahtera	China	CID003397
Tin	PT Premium Tin Indonesia	China	CID003410
Tin	PT Artha Cipta Langgeng	India	CID003409
Tin	PT Babel Inti Perkasa	Indonesia	CID000309	RMAP
Tin	PT Babel Surya Alam Lestari	Indonesia	CID000313	RMAP
Tin	PT Bangka Tin Industry	Indonesia	CID001399	RMAP
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001402	RMAP
Tin	PT Bukit Timah	Indonesia	CID001406	RMAP
Tin	PT Mitra Stania Prima	Indonesia	CID001419	RMAP - Progressing
Tin	PT Panca Mega Persada	Indonesia	CID001421	RMAP - Active
Tin	PT Prima Timah Utama	Indonesia	CID001428	RMAP
Tin	PT Refined Bangka Tin	Indonesia	CID001453	RMAP
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001457
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001458	RMAP
Tin	PT Timah Tbk Kundur	Indonesia	CID001460	RMAP
Tin	PT Timah Tbk Mentok	Indonesia	CID001463	RMAP
Tin	PT Timah Nusantara	Indonesia	CID001468	RMAP
Tin	PT Tinindo Inter Nusa	Indonesia	CID001477	RMAP
Tin	PT Tommy Utama	Indonesia	CID001482	RMAP
Tin	CV Venus Inti Perkasa	Indonesia	CID001486	RMAP - Active
Tin	PT Tirus Putra Mandiri	Indonesia	CID001490
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID001493	RMAP
Tin	CV Ayi Jaya	Indonesia	CID002455	RMAP
Tin	PT Cipta Persada Mulia	Indonesia	CID002478
Tin	PT Bangka Prima Tin	Indonesia	CID002503	RMAP
Tin	PT Sukses Inti Makmur	Indonesia	CID002570	RMAP
Tin	PT Menara Cipta Mulia	Indonesia	CID002696	RMAP
Tin	PT Bangka Serumpun	Indonesia	CID002776	RMAP
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID002816	RMAP
Tin	PT Mitra Sukses Globalindo	Indonesia	CID002835	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003205	RMAP
Tin	Malaysia Smelting Corporation (MSC)	Indonesia	CID003381	RMAP
Tin	Pongpipat Company Limited	Indonesia	CID003449	RMAP
Tin	DS Myanmar	Indonesia	CID003868	RMAP
Tin	Minsur	Japan	CID000402	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	Japan	CID001191	RMAP
Tin	Fenix Metals	Malaysia	CID001105	RMAP

Tin	Novosibirsk Tin Combine	Malaysia	CID002858
Tin	Luna Smelter, Ltd.	Myanmar	CID003208
Tin	Metallo Spain S.L.U.	Myanmar	CID003831	RMAP
Tin	CRM Synergies	Peru	CID001182	RMAP
Tin	Rui Da Hung	Philippines	CID002517	RMAP
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Poland	CID000468	RMAP
Tin	Thaisarco	Russian Federation	CID001305
Tin	Alpha	Rwanda	CID003387	RMAP
Tin	Metallic Resources, Inc.	Spain	CID002774	RMAP
Tin	Tin Technology & Refining	Spain	CID003524	RMAP
Tin	VQB Mineral and Trading Group JSC	Taiwan	CID001539	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Thailand	CID001314	RMAP
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Thailand	CID001898	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	United States	CID000292	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	United States	CID001142	RMAP
Tin	Wolfram Bergbau und Hutten AG	United States	CID003325	RMAP
Tin	ACL Metais Eireli	Vietnam	CID002015
Tin	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Vietnam	CID002572
Tin	Cronimet Brasil Ltda	Vietnam	CID002573
Tin	Guangdong Xianglu Tungsten Co., Ltd.	Vietnam	CID002574
Tin	Chongyi Zhangyuan Tungsten Co., Ltd.	Vietnam	CID002703
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	Austria	CID002044	RMAP
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Brazil	CID002833	RMAP - Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Brazil	CID003427	RMAP - Active
Tungsten	Xiamen Tungsten Co., Ltd.	Brazil	CID003468	RMAP
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID000218	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID000258	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID000281
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID000766	RMAP
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID000769	RMAP
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID000875	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002082	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002313
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002315	RMAP
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002316	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002317	RMAP
Tungsten	China Molybdenum Co., Ltd.	China	CID002318	RMAP

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002319	RMAP
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID002320	RMAP
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	China	CID002321	RMAP
Tungsten	Fujian Xinlu Tungsten	China	CID002494	RMAP
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID002513	RMAP
Tungsten	H.C. Starck Tungsten GmbH	China	CID002551	RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	China	CID002641	RMAP
Tungsten	Japan New Metals Co., Ltd.	China	CID002645	RMAP
Tungsten	HANNAE FOR T Co., Ltd.	China	CID003401	RMAP
Tungsten	DONGKUK INDUSTRIES CO., LTD.	China	CID003417	RMAP
Tungsten	Philippine Chuangxin Industrial Co., Inc.	China	CID003609	RMAP
Tungsten	Hydrometallurg, JSC	China	CID003662
Tungsten	Unecha Refractory Metals Plant	Germany	CID002541	RMAP
Tungsten	Moliren Ltd.	Germany	CID002542	RMAP
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Japan	CID000004	RMAP
Tungsten	NPP Tyazhmetprom LLC	Japan	CID000825	RMAP
Tungsten	Artek LLC	Korea, Republic of	CID003978
Tungsten	OOO “Technolom” 2	Korea, Republic of	CID004060	RMAP - Progressing
Tungsten	OOO “Technolom” 1	Philippines	CID002827	RMAP
Tungsten	LLC Vostok	Russian Federation	CID002649
Tungsten	Lianyou Metals Co., Ltd.	Russian Federation	CID002724
Tungsten	Kennametal Huntsville	Russian Federation	CID002845	RMAP - Active
Tungsten	Global Tungsten & Powders Corp.	Russian Federation	CID003408
Tungsten	Kennametal Fallon	Russian Federation	CID003416	RMAP - Active
Tungsten	Niagara Refining LLC	Russian Federation	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	Russian Federation	CID003612	RMAP - Active
Tungsten	Masan High-Tech Materials	Russian Federation	CID003614	RMAP - Active
Tungsten	Tungsten Vietnam Joint Stock Company	Russian Federation	CID003643	RMAP - Active

ANNEX II
List of Countries of Origin for Conflict Minerals2

Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Djibouti
DRC- Congo (Kinshasa)
Ecuador
Egypt
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana

Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Jersey
Kazakhstan
Kenya
Korea, Republic of
Kyrgyzstan
Laos
Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru

Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Vietnam
Zambia
Zimbabwe

2 This list of potential countries of origin is populated based on publicly available information and our reasonable country of origin due diligence. Hayward is not certain which of these countries of origin can be linked to our products as the CMRTs received were company-level not product level.